Exhibit 20.4
Page 1 of 3
                    Navistar Financial 1996 - B Owner Trust
                        For the Month of December 1998
                     Distribution Date of January 20, 1999
                           Servicer Certificate #27

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $162,309,561.84
Beginning Pool Factor                                           0.3336220

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,107,499.75
     Interest Collected                                     $1,295,337.84

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $93,295.92
Total Additional Deposits                                      $93,295.92

Repos / Chargeoffs                                            $315,828.47
Aggregate Number of Notes Charged Off                                  84

Total Available Funds                                      $11,496,133.51

Ending Pool Balance                                       $151,886,233.62
Ending Pool Factor                                              0.3121972

Servicing Fee                                                 $135,257.97

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,828,375.01
     Target Percentage                                               2.50%
     Target Balance                                         $3,797,155.84
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($98,227.75)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.844%
Current Weighted Average Remaining Term (months):                   26.27

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,343,503.13      1,141
                                31 - 60 days            $372,372.00        321
                                60+  days               $119,634.68         81

     Total:                                           $1,835,509.81      1,155

     Balances:                  60+  days             $1,893,471.25         81

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $25,708.12
+    Excess Serv.                                        $72,519.63
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,828,375.01

Exhibit 20.4
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of December 1998

                                                                         NOTES
                                                                                                        CLASS B         CLASS C
                                      TOTAL            CLASS A - 1    CLASS A - 2      CLASS A - 2    CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $162,309,561.84
Ending Pool Balance             $151,886,233.62

Collected Principal              $10,107,499.75
Collected Interest                $1,295,337.84
Charge - Offs                       $315,828.47
Liquidation Proceeds / Recoveries    $93,295.92
Servicing                           $135,257.97
Cash Transfer from Reserve Account        $0.00
Total Collections Available
   for Debt Service              $11,360,875.54

Beginning Balance               $162,309,561.84            $0.00            $0.00  $144,852,556.15   $9,408,566.82   $8,048,438.88

Interest Due                        $865,027.69            $0.00            $0.00      $764,097.23      $50,963.07      $49,967.39
Interest Paid                       $865,027.69            $0.00            $0.00      $764,097.23      $50,963.07      $49,967.39
Principal Due                    $10,423,328.22            $0.00            $0.00    $9,745,811.89     $364,816.49     $312,699.85
Principal Paid                   $10,423,328.22            $0.00            $0.00    $9,745,811.89     $364,816.49     $312,699.85

Ending Balance                  $151,886,233.63            $0.00            $0.00  $135,106,744.26   $9,043,750.33   $7,735,739.03
Note / Certificate Pool Factor                            0.0000           0.0000           0.5713          0.5311          0.5306
   (Ending Balance / Original Pool Amount)
Total Distributions              $11,288,355.91            $0.00            $0.00   $10,509,909.12     $415,779.56     $362,667.24

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $72,519.63
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $9,828,375.01
(Release) / Draw                    ($98,227.75)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.4
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5                4               3               2                1
                               Jul-98            Aug-98           Sep-98          Oct-98          Nov-98           Dec-98
Beginning Pool Balance     $213,854,882.24  $203,072,269.50  $193,913,492.49  $182,373,160.00  $170,823,403.34  $162,309,561.84

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $507,563.18      $737,488.15      $168,833.38      ($28,273.17)     $215,780.40      $315,828.47
    Recoveries                 $854,323.15      $627,933.71      $592,855.90      $296,774.69      $297,069.82       $93,295.92

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)         $878,048.36              Total Charged off (Months 1 - 6)         $1,917,220.41
     Total Recoveries (Months 3, 2, 1)          $687,140.43              Total Recoveries (Months 1 - 6)          $2,762,253.19
     Net Loss / (Recoveries) for 3 Mos          $190,907.93(a)           Net Loss/(Recoveries) for 6 Mos.          ($845,032.78)(c)

Total Balance (Months 5, 4, 3)              $579,358,921.99(b)           Total Balance (Months 1 - 6)         $1,126,346,769.41(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.3954%             Loss Ratio Annualized [(c/d) (12)]            -0.90029%

Trigger:  Is Ratio > 1.5%                                No              Trigger:  Is Ratio > 6.0%                           No

                                                                                  Oct-98          Nov-98           Dec-98
B)   Delinquency Trigger:                                                       $1,985,905.69    $2,686,964.97    $1,893,471.25
     Balance delinquency 60+ days                                                    1.08892%         1.57295%         1.16658%
     As % of Beginning Pool Balance                                                  1.37107%         1.41464%         1.27615%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer